Exhibit 99.1

April 01, 2008 08:30 AM Eastern Daylight Time

Venturepharm Laboratories Becomes a Strategic Investor and Joint Venture Partner of Commonwealth Biotechnologies, Inc.

Joint Venture to Establish the First Fully Integrated, U.S.-China Based Pharmaceutical Contract Research Organization

RICHMOND, Va.—(BUSINESS WIRE)—Commonwealth Biotechnologies, Inc. (“CBI”) (NASDAQ Capital Market:CBTE) is pleased to announce that Venturepharm Laboratories Ltd (“VPL”) (HKEX: 8225.HK) has become a cornerstone investor through the purchase of 2.15M shares from PharmAust Ltd, which represents 39% of CBI’s issued share capital. Concurrent with VPL’s investment in CBI, the two companies have established a joint venture (“Venturepharm Asia”) for CBI to leverage Venturepharm’s extensive clinical research capabilities in China in order to provide a comprehensive suite of outsourcing services to the global pharmaceutical outsourcing industry.

The establishment of the Joint Venture (“JV”) builds upon recent deals between eastern and western contract research organizations (“CRO”) and will be Venturepharm’s “shop front” to the world to access the global customer base for CRO services. CBI will provide early stage drug discovery technologies, business development, marketing and quality assurance services to the JV while VPL will provide contract manufacturing and clinical trial services.

Dr. Paul D’Sylva, CEO of CBI said “In establishing this partnership with VPL, CBI is taking account of China’s growing importance in drug discovery and development. Venturepharm Asia brings together the best of what the west and the east can offer in the pharmaceutical outsourcing industry by providing fast, secure, high quality, and innovative services at globally competitive prices.”

He added, “Of the estimated $34 billion in global life sciences outsourcing expenditure in 2005, 60% was spent on contract manufacturing, 33% on clinical research and 7% on custom chemical synthesis. The JV is of enormous strategic value to CBI because it builds upon our high quality custom synthesis products and services and enables us to expand our suite of services into the large and growing market segments of contract manufacturing and clinical trial management.”

Dr. Bill Guo, Chairman and CEO of VPL said “Our investment in CBI and the establishment of Venturepharm Asia are the first steps in establishing a growth-oriented and highly profitable business relationship between VPL and CBI. Ultimately, this partnership enhances the product offering of both companies by providing customers with a fully-integrated suite of quality assured drug discovery, development and production services.”

About Commonwealth Biotechnologies, Inc.

CBI offers cutting-edge research and development products and services to the global life sciences industry. CBI now operates five distinct business units: (1) CBI Services, a discovery phase contract research organization; (2) Fairfax Identity Laboratories, a DNA reference business; (3) Mimotopes Pty, Ltd, Melbourne, Australia, a peptide and discovery chemistry business; (4) Exelgen, Ltd, Bude, UK, a medicinal and synthetic discovery chemistry business; and (5) Venturepharm Asia, Beijing, China, a contract research joint venture specializing in process scale-up, formulation development, cGMP manufacturing and clinical trial management. Collectively, CBI companies directly employs over 100 staff in world-class laboratories and indirectly has access to over 2,000 staff through its Venturepharm Asia joint venture. For more information, visit CBI on the web at www.cbi-biotech.com.

About Venturepharm Laboratories Ltd

Beijing-based Venturepharm Laboratories Limited is the first publicly listed research-driven pharmaceutical service company in China (HK stock exchange: 8225). It is one of the largest providers of pharmaceutical development services in China, offering full service of drug discovery and development that take new drugs from “idea to patients.” These include API (Active Pharmaceutical Ingredient), formulation development, clinical trial management, product registration, marketing & sales to pharmaceutical and biotech companies in China and overseas. In 2004, Venturepharm was valued by FORTUNE magazine (Asia) as one of the five most promising companies in China. Venturepharm won the 2007 Frost & Sullivan Award for Competitive Strategy Leadership Award, ranking No. 1 among all CRO participants in China. To learn more about Venturepharm Laboratories, please visit www.venturepharm.com.

Forward Looking Statements

No statement made in this press release should be interpreted as an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended, and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in CBI’s filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undo reliance on these forward-looking statements, which speak only as the date hereof. Specifically, CBI cannot guarantee that the Agreements executed with Venturepharm Laboratories Ltd will produce any revenues or prospects referenced herein. CBI undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts

Commonwealth Biotechnologies, Inc.

Dr. Paul D’Sylva, CEO, 858-550-0959 Ext. 106